Exhibit 10.1

 EXECUTION VERSION

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated as of February 11, 2014 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and RESPONSE BIOMEDICAL CORP., a British Columbia corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.     ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the PPSA to the extent such terms are defined therein.

2.     LOAN AND TERMS OF PAYMENT

2.1     Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1     Growth Capital Advances.

(a)     Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Borrower during the Draw Period. The aggregate outstanding amount of the Growth Capital Advances shall not exceed the Growth Capital Line. The first Growth Capital Advance shall be in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) on the Effective Date, or as soon thereafter as is practical, and each subsequent Growth Capital Advance, if available, must be in an amount equal to the lesser of Five Hundred Thousand Dollars ($500,000) and integral multiples thereof, or the amount that has not yet been drawn under the Growth Capital Line. After repayment, no Growth Capital Advance may be reborrowed.

(b)     Repayment. Borrower shall repay the Growth Capital Advances in thirty two (32) equal installments of principal, plus monthly payments of accrued interest (each a “Growth Capital Advance Payment”) beginning on October 1, 2014 and continuing on the first (1st) day of each month thereafter through the Growth Capital Maturity Date, on which date Borrower shall pay to Bank (i) the final Growth Capital Advance Payment, which shall include all outstanding principal and accrued and unpaid interest under the Growth Capital Advances.

(c)     Prepayment.

(i)     Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal with respect to the Growth Capital Advances, plus accrued and unpaid interest thereon, plus (b) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.

(ii)      Voluntary Prepayment. Borrower shall have the option to prepay, in whole or in part, any of the Growth Capital Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay Growth Capital Advances, in whole or in part, at least ten (10) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal with respect to such Growth Capital Advances being prepaid, plus accrued and unpaid interest thereon, plus (b) the Prepayment Fee, plus (c) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with such Growth Capital Advances.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2     Intentionally Omitted.

2.3     Payment of Interest on the Credit Extensions.

(a)     Interest Rate. Subject to Section 2.3(b), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a floating per annum rate equal to two and one half of one percentage points (2.50%) above the Prime Rate in effect on the applicable Funding Date, which interest shall be payable monthly in accordance with Section 2.3(d) below.

(b)     Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)     Intentionally Omitted.

(d)     Payment; Interest Computation. Interest is payable monthly on the first (1st) calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(e)     Interest Act (Canada). For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of 360, 365 or 366 days, as the case may be, is equivalent to the rate of interest determined as herein provided multiplied by the number of days in such year and divided by 360, 365 or 366, as the case may be. Further, subject to subsection (f) below, in this Agreement all interest shall be calculated using the nominal rate method and not the effective rate method and the “deemed re-investment principle” shall not apply to such calculations.

(f)     Notwithstanding any provisions of this Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) payable by Borrower under the Loan Documents exceed the effective annual rate of interest on the “credit advanced” (as defined in Section 347 of the Criminal Code (Canada)) under this Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in Section 347 of the Criminal Code (Canada)) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrower and Bank and the amount of such payment or collection shall be refunded to Borrower. For the purposes of this subsection (f) the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Bank will be prima facie evidence of such rate.

2.4     Fees. Borrower shall pay to Bank:

(a)     Facility Fee. A fully earned, non-refundable facility fee of Seven Thousand Five Hundred Dollars ($7,500) (the “Facility Fee”);

(b)     Prepayment Fee. The Prepayment Fee, if and when due hereunder; and

(c)     Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement incurred through and after the Effective Date), when due (or, if no stated due date, upon demand by Bank).

(d)     Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5     Payments; Application of Payments; Debit of Accounts.

(a)     All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)     Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower or any Guarantor account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower and Guarantors shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower or any Guarantor account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower and Guarantors shall remain liable to Bank for any deficiency.

(c)     Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.6     Currency Indemnity.

(a)     Indemnity. If: (i) any amount payable under, or in connection with any matter relating to or arising out of, the Loan Documents is received by Bank in a currency (the “Payment Currency”) other than that agreed to be payable hereunder or thereunder (the “Agreed Currency”), whether voluntarily or pursuant to an order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceedings or otherwise; and (ii) the amount so produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; then: (iii) the amount so received shall constitute a discharge of the liability of Borrower under or in connection any of the Loan Documents only to the extent of the amount received following the conversion described in paragraph (ii) above; and (iv) Borrower shall indemnify and save Bank harmless from and against such deficiency and any loss or damage arising as a result thereof, other than such loss or damage arising out of Bank’s willful misconduct or gross negligence.

Any conversion pursuant to this Section (a) shall be made at such prevailing rate of exchange on the date the Payment Currency is received by Bank and in such market as is reasonably determined by Bank as being the most appropriate for such conversion. Borrower shall in addition pay the reasonable costs of such conversion.

(b)     Independent Obligation. The indemnity set out in Section 2.6: (i) is an obligation of Borrower which is separate and independent from all other obligations of Borrower under any of the Loan Documents; (ii) gives rise to a separate and independent cause of action; (iii) applies irrespective of any indulgence granted by or on behalf of Bank; and (iv) continues in full force and effect notwithstanding, and does not merge with, any order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceeding or otherwise as to any amount due under this Agreement and the Security or in connection herewith or therewith.

3.     CONDITIONS OF LOANS

3.1     Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)     duly executed original signatures to the Loan Documents;

(b)     duly executed original signatures to the Control Agreements, if any;

(c)     Borrower’s Operating Documents and a good standing certificate of Borrower issued by the Registrar of Companies for British Columbia as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)     duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e)     copies, dated as of a recent date, of PPSA searches, as Bank shall request, accompanied by satisfactory written evidence or subordination agreements, if applicable, that the Liens indicated in any such searches either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)     the Perfection Certificates of Borrower and Guarantor, together with the duly executed original signatures thereto;

(g)     consummation by Borrower of the Equity Event;

(h)     a landlord’s consent in favor of Bank with respect to 1781 West 75th Avenue, Vancouver, B.C. V6P 6P2, by the landlord thereof, together with the duly executed original signatures thereto. Notwithstanding the foregoing, Borrower shall obtain and deliver to Bank such landlord’s consent on or prior to the date that is sixty (60) days following the Effective Date;

(i)     a bailee’s waiver in favor of Bank for each location where Borrower maintains property with a third party, by each such third party, together with the duly executed original signatures thereto. Notwithstanding the foregoing, Borrower shall obtain and deliver such bailee’s waivers on or prior to the date that is thirty (30) days following the Effective Date;

(j)     the duly executed original signatures to the Secured Guaranty Documents, together with the duly executed original signatures to the completed Borrowing Resolutions for Guarantor;

(k)     evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(l)     payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2     Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)     timely receipt of an executed Payment/Advance Form;

(b)     the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)     Bank determines in its sole but reasonable discretion that there has not been a Material Adverse Change.

3.3     Intentionally Omitted.

3.4     Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.5     Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, to obtain a Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Growth Capital Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Growth Capital Advances to the Designated Deposit Account. Bank may make Growth Capital Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Growth Capital Advances are necessary to meet Obligations which have become due.

4.     CREATION OF SECURITY INTEREST

4.1     Grant of Security Interest. Repayment and performance of the Obligations of Borrower to Bank will be secured by the Security.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted pursuant to the Security (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted pursuant to the Security upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2     Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder. Any such financing statements may indicate the Collateral as “all assets of the Debtor, other than intellectual property, and fixtures (as such term is defined in the Personal Property Security Act (British Columbia)), but including all proceeds thereof” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

4.3     Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in a form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.4     Conflict with Security. Notwithstanding that any of the Security is expressed to be payable upon demand, Bank will not make demand under the Security in respect of any Obligations which are not expressed to be payable on demand unless an Event of Default has occurred. Further, if there is any conflict between the provisions of this Agreement and those of any of the Security then the provisions of this Agreement shall prevail.

5.     REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1     Due Organization, Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower has delivered to Bank completed certificates signed by Borrower and Guarantor, respectively, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or equivalent, or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, corporate structure or organizational type, or any organizational number or equivalent assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law, the contravention of, conflict with, or default under which would have or would reasonably be expected to have a Material Adverse Change, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, the contravention, conflict, or violation of which would have or would reasonably be expected to have a Material Adverse Change, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any agreement by which Borrower is bound, the contravention of, conflict with, or default under which would have or would reasonably be expected to have a Material Adverse Change. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2     Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and, to the best of Borrower’s knowledge, enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3     Litigation. Other than as disclosed in note 12 to the interim financial statements of Borrower for the month ended September 30, 2013, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Fifty Thousand Dollars ($50,000).

5.4     Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5     Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6     Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.7     Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8     Tax Returns and Payments; Pension Contributions. Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, provincial and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

To the extent Borrower or any Subsidiary defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Fifty Thousand Dollars ($50,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower including any liability to any governmental agency.

5.9     Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10     Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11     Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6.     AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1     Government Compliance.

(a)     Maintain its and all its Subsidiaries’ organizational existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b)     Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2     Financial Statements, Reports, Certificates. Provide Bank with the following, with all such reporting to be calculated and expressed in Canadian Dollars:

(a)     Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(b)     Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(c)     Annual Operating Budget and Financial Projections. Within forty five (45) days after the end of each fiscal year of Borrower, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(d)     Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP (expressed in Canadian Dollars), consistently applied, together with an unqualified opinion (other than with respect to a going concern qualification for Borrower’s 2013 and 2014 fiscal years) on the financial statements from an independent audit firm reasonably acceptable to Bank;

(e)     Account Statements. With respect to any operating and other deposit accounts and securities accounts maintained with financial institutions other than Bank or its Affiliates, within thirty (30) days after the end of each month, monthly account statements reasonably acceptable to Bank with respect to such accounts;

(f)     BCSC/SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the BCSC, SEC, TSX, any Governmental Authority succeeding to any or all of the functions of the BCSC, SEC or TSX or with any other securities exchange or securities commission, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the BCSC, SEC or TSX or any other securities exchange or securities commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address or on EDGAR or SEDAR, as applicable; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(g)     Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Fifty Thousand Dollars ($50,000) or more; and

(h)     Other Financial Information. Other financial information reasonably requested by Bank.

6.3     Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4     Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, provincial and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except (a) for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof and (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, with respect to all amounts owing from Borrower and each of its Subsidiaries, exceed Fifty Thousand Dollars ($50,000), and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Borrower shall notify Bank of any notice of assessment it, or any Subsidiary, receives from any taxation authority in excess of Fifty Thousand Dollars ($50,000) within two (2) Business Days of such receipt, and shall cure such assessment within five (5) Business Days of receipt of such notice.

6.5     Insurance.

(a)     Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)     Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Hundred Thousand Dollars ($100,000) with respect to any loss, but not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that such limits shall not apply to the replacement or repair of destroyed or damaged property consisting of (x) Biodot Reel-to-Reels, (y) KCAS, and (z) molds held at PH Molds Ltd.; provided further that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)     At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

(d)     Borrower shall use commercially reasonable efforts to provide Bank with thirty (30) days prior written notice before any material alteration is consummated with respect to any insurance policies required to be maintained by this Section 6.5.

6.6     Operating Accounts.

(a)     Other than Borrower’s operating and deposit accounts maintained with The Toronto-Dominion Bank solely in Canada, maintain all of its and all of its Subsidiaries’ primary U.S. operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates.

(b)     Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument under applicable Canadian law with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7     Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants, tested as of the last day of each month, with all such reporting to be calculated and expressed in Canadian Dollars:

(a) Minimum Revenue. Trailing 3-Month Revenue of the following amounts for the respective measuring period:

Measuring Periods	Minimum Revenue
Effective Date through May 31, 2014	$1,500,000
June 1, 2014 through August 31, 2014	$2,500,000
September 1, 2014 through November 30, 2014	$3,000,000
December 1, 2014 through December 31, 2014	$3,750,000
January 1, 2015 and thereafter	To be determined by Bank and Borrower

(b) Liquidity Ratio. A Liquidity Ratio of at least 1.15 to 1.00.

6.8     Protection of Intellectual Property Rights.

(a)     Protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)     Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public) material to Borrower’s business. Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of enforcement against any Collateral to use such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents (provided that such use shall not include disposal of such Collateral in violation of its terms).

6.9     Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10     Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be Eight Hundred Fifty Dollars ($850) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.11     Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower and Guarantor shall (a) cause such new Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Subsidiary to become a co-borrower hereunder or a Guaranty, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel reasonably satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12     Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7.     NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1     Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of Canada and the United States.

7.2     Changes in Business, Management, Ownership or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after his or her departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number or equivalent (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3     Mergers, Amalgamations or Acquisitions. Merge, amalgamate or consolidate, or except as permitted by the immediately succeeding sentence, permit any of its Subsidiaries to merge, amalgamate or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that Borrower or any Subsidiary thereof may form any new Subsidiary, so long as such new Subsidiary has executed and delivered Bank the Security contemplated by this Agreement to Bank’s satisfaction. A Subsidiary may merge, amalgamate or consolidate into another Subsidiary or into Borrower.

7.4     Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6     Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7     Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or rights granted under any equity compensation plan into other securities pursuant to the terms of such convertible securities or rights, or otherwise in exchange thereof, (ii) Borrower may redeem, retire, or repurchase capital stock (x) owned by any employee stock ownership or employee compensation plan of Borrower or (y) deemed to occur upon the exercise of stock options or warrants, and (iii) Borrower may pay dividends solely in common stock.

7.8     Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9     Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10     Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business, or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Borrower, including any material liability to any governmental agency.

8.     EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1     Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2     Covenant Default.

(a)     Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, or 6.7 or violates any covenant in Section 7; or

(b)     Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) additional days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3     Material Adverse Change. A Material Adverse Change occurs;

8.4     Attachment; Levy; Restraint on Business.

(a)     (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) in excess of Fifty Thousand Dollars ($50,000), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)     (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5     Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6     Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000); or (b) any breach or default by Borrower or Guarantor, the result of which could have a Material Adverse Change;

8.7     Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8     Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9     Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10     Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor other than as permitted by this Agreement; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor.

9.     BANK’S RIGHTS AND REMEDIES

9.1     Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)     declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)     stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)     demand that Borrower (i) deposit cash with Bank in an amount equal to one hundred five percent (105%) if the Dollar Equivalent is denominated in U.S. dollars or one hundred ten percent (110%) if the Dollar Equivalent is denominated in Foreign Currency of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)     terminate any FX Contracts;

(e)     verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles (excluding, however, all Intellectual Property), settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f)     make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Lien in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)     apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)     ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)     place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)     apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the obligations;

(k)     demand and receive possession of Borrower’s Books; and

(l)     exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the PPSA (including disposal of the Collateral pursuant to the terms thereof).

9.2     Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the PPSA permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3     Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4     Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5     Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6     No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7     Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.     NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	RESPONSE BIOMEDICAL CORP. 1781 West 75th Ave. Vancouver, B.C. V6P 6P2 Attn: William Adams – CFO Fax: (604) 456- 6066 Email: badams@responsebio.com

If to Bank:	Silicon Valley Bank 901 5th Avenue, Suite 3900 Seattle, WA 98164 Attn: Dave Sanders – Vice President Fax: (206) 624-0374 Email: dsanders@svb.com

11.     CHOICE OF LAW AND VENUE

This Agreement shall be governed by, and construed in accordance with, the internal laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the non-exclusive jurisdiction of the courts of British Columbia.

12.     GENERAL PROVISIONS

12.1     Termination Prior to Growth Capital Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Growth Capital Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2     Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the limited right, without the consent of Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof) solely to Qualified Assignees.

12.3     Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4     Right of Set-Off. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED TO THE EXTENT PERMITTED BY APPLICABLE LAW.

12.5     Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6     Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7     Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8     Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.10     Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.11     Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.12     Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13     Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14     Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15     Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17     Purchaser Certificate. To ensure that the Warrant is issued in compliance with applicable Requirements of Law, including applicable securities laws, on the date hereof, Bank has delivered to Borrower a duly executed purchaser certificate in the form attached hereto as Exhibit D.

13.     DEFINITIONS

13.1     Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” has the meaning set forth in the Security Agreement.

“Account Debtor” is any person who owes funds to Borrower.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of Borrower.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.10.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“BCSC” shall mean the British Columbia Securities Commission, any successor thereto, and any analogous Governmental Authority.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal, provincial and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.

“Business Day” is any day that is not a Saturday, Sunday, a day on which Bank is closed or a day on which banks are not open for business in Vancouver, British Columbia, and if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the Foreign Currency.

“Canadian Cash Equivalents” means obligations (a) issued by the Government of Canada or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada; (b) issued by a province of Canada, or an instrumentality or agency thereof, which has a long term debt rating of at least A by Standard & Poor’s Ratings Group, A2 by Moody’s Investors Service, Inc., or A by Dominion Bond Rating Service Limited; (c) term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes, in each case, of any Canadian chartered bank or other Canadian financial institution which has a long term debt rating of at least A+ by Standard & Poor’s Ratings Group, A1 by Moody’s Investors Service, Inc., or A (high) by Dominion Bond Rating Service Limited; and (d) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Ratings Group, at least P-1 from Moody’s Investors Service, Inc., or at least R-1(high) from Dominion Bond Rating Service Limited.

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease” means, at any time, any lease of property, real or personal, moveable or immoveable (whether or not such lease is intended as security) in respect of which the present value of the minimum rental commitment would, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

“Cash Equivalents” means US Cash Equivalents and Canadian Cash Equivalents, as applicable.

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit A.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” has the meaning set forth in the Security Agreement.

“Credit Extension” is any Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation any operating account, current account or other deposit account of Borrower maintained with a Canadian bank, but for certainty, shall not include any restricted deposits described in note 7 to the interim financial statements of Borrower for the month ended September 30, 2013.

“Designated Deposit Account” is Borrower’s deposit account number _____________, maintained by Borrower with Bank; the multicurrency account denominated in Euros, account number _____________, maintained by Borrower.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of September 30, 2014 or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Event” means Borrower’s receipt of net cash proceeds after October 3, 2013, but no later than November 15, 2013, of not less than Three Million Dollars ($3,000,000) from (a) the sale of Borrower’s equity securities or (b) the incurrence of Subordinated Debt on terms and to investors satisfactory to Bank.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” means those accounting principles which are recognized as being generally accepted in the United States from time to time.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” or “Growth Capital Advances” is defined in Section 2.1.1(a).

“Growth Capital Advance Payment” is defined in Section 2.1.1(b).

“Growth Capital Line” is a Growth Capital Advance or Growth Capital Advances in an initial aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000), provided however, that such aggregate amount shall be increased to Two Million Five Hundred Thousand Dollars ($2,500,000) in the event that Borrower’s net revenue for fiscal 2014 is equal to or greater than [***]1 Canadian Dollars ($[***]2) on or before July 31, 2014.

1 [***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2 [***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Growth Capital Maturity Date” is May 1, 2017.

“Guarantor” is RESPONSE POINT OF CARE INC., a Delaware corporation.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Agreement Act (Canada), each as amended, or any other bankruptcy or insolvency law of any jurisdiction, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Inventory” has the meaning set forth in the Security Agreement.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Jeffrey L. Purvin as of the Effective Date, and (b) Chief Financial Officer, who is William J. Adams as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Ratio” means, as of any date of determination, the ratio of (i) Borrower’s unrestricted cash plus net Accounts receivable to (ii) the aggregate outstanding amount of all Obligations owing from Borrower to Bank as of such date that are not cash secured.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Perfection Certificates, any Bank Services Agreement, the Security Agreement, the Secured Guaranty Documents, the Borrowing Resolutions, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Monthly Financial Statements” is defined in Section .

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified (if possible) by the Secretary of State (or equivalent agency) of such Person’s state or other jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, if applicable, and, (a) if such Person is a corporation, its bylaws in current form, if applicable, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)     Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)     Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)     Subordinated Debt;

(d)     Unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)     Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)     Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)     Indebtedness consisting of obligations under Capital Leases; and

(h)     extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)     Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)     Investments consisting of Cash Equivalents;

(c)     Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)     Investments consisting of Deposit Accounts in which Bank has a perfected security interest;

(e)     Investments accepted in connection with Transfers permitted by Section 7.1;

(f)     Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(i)     Investments (i) by Borrower in Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year or in Borrower;

(j)     Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(k)     Investments consisting of (i) payroll payments made to employees of Subsidiaries of Borrower, and (ii) reimbursements of reasonable out-of-pocket expenses of employees of Subsidiaries of Borrower, in each case in the ordinary course of business.

(l)     Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(m)     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (m) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a)     Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)     Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)     (i) (x) purchase money Liens on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment and (y) Liens in respect of obligations under Capital Leases, so long as such Liens attach only to the property subject to such Capital Leases; provided that such Liens described in clauses (x) and (y) shall not secure more than (a) One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in Borrower’s 2014, 2015 and 2016 fiscal years, collectively (provided that such Liens shall not secure more than Five Hundred Thousand Dollars ($500,000) in the aggregate in Borrower’s 2014 fiscal year) and (b) One Million Six Hundred Thousand Dollars ($1,600,000) in the aggregate in Borrower’s 2017 fiscal year, and (ii) purchase money Liens existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)     Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)     Liens of ARE-BC No. 2 Holdings Inc. in respect of cash collateral provided by Borrower for “Tenant Improvements” and “Building Base Work”, each as defined in the lease dated as of April 24, 2007, by and between ARE-BC No. 2 Holdings Inc., as landlord, and Borrower, as tenant, securing liabilities in the aggregate amount not to exceed Eight Hundred and Seventy Thousand Six Hundred Dollars ($870,600);

(f)     Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g)     Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(h)     leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(i)     to the extent not included in clause (g) above, Liens arising out of leases entered into in the ordinary course of business and having a term of greater than one year;

(j)     non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(k)     the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions and reservations to title;

(l)     Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

(m)     Liens in favor of other financial institutions arising in connection with Borrower’s (i) Collateral Accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such Collateral Accounts and (ii) credit card agreements and arrangements with such institutions in an aggregate amount not to exceed Forty Thousand Dollars ($40,000), subject in both cases (i) and (ii) to such subordination agreements as Bank deems necessary to limit such Liens to the amounts set out herein.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPSA” means the Personal Property Security Act, (British Columbia) in force from time to time, including and all amendments thereto or replacements thereof, and regulations thereunder as may from time to time be amended or replaced.

“Prepayment Fee” means a fee equal to (i) three percent (3.00%) of the amount of the Growth Capital Advance prepaid on the date of prepayment if such prepayment occurs on or prior to the first anniversary of the Effective Date, (ii) two percent (2.00%) of the amount of the Growth Capital Advance prepaid on the date of prepayment if such prepayment occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date. For certainty, no prepayment fee shall apply to prepayments of Growth Capital Advances occurring after the second anniversary of the Effective Date.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors). The Wall Street Journal prime rate as of the Effective Date is 3.25%.

“Qualified Assignee” is any Person which is a commercial bank, savings and loan/savings bank, or other entity known to be an “accredited investor” under applicable securities laws which extends credit or buys loans, including insurance companies, mutual funds, leasing companies, commercial financing companies with a BBB or Baa2 or higher rating but, for the purposes hereof, excludes vulture funds, distressed debt purchasers and any Person that holds an Investment (including Subordinated Debt) in Borrower.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Vice President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Guaranty Documents” means that certain Unconditional Guaranty and that certain security agreement, dated as of the Effective Date, executed by Guarantor in favor of Bank, as the same may be renewed, amended, extended or restated from time to time.

“Securities Account” is any “securities account” as defined in the Code or in the PPSA with such additions to such term as may hereafter be made.

“Security” means the Security Agreement and all other present and future security from time to time held by or on behalf of Bank from Borrower or any other Person as security for the Obligations.

“Security Agreement” means the security agreement given by Borrower in favor of Bank on or about the date hereof as the same may be renewed, amended, extended or restated from time to time.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Trademarks” has the meaning set out in the Security Agreement.

“Trailing 3-Month Revenue” means the total net revenue of Borrower, expressed in Canadian Dollars, on a trailing three (3) month basis.

“Transfer” is defined in Section 7.1.

“TSX” shall mean the Toronto Stock Exchange, any successor thereto, and any analogous Governmental Authority.

“US Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

RESPONSE BIOMEDICAL CORP.

By /s/ William J. Adams
Name: William J. Adams
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By /s/ David Sanders
Name: David Sanders
Title: VP

[Signature Page to Loan Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	RESPONSE BIOMEDICAL CORP.

The undersigned authorized officer of RESPONSE BIOMEDICAL CORP. (“Borrower”) certifies that under the terms and conditions of the Loan Agreement between Borrower and Bank (the “Agreement”), as at the date hereof:

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (expressed in Canadian Dollars) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Monthly account statements from other financial institutions	Monthly within 30 days	Yes No
Annual financial statement (Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved financial projections	FYE within 45 days	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RESPONSE BIOMEDICAL CORP.	BANK USE ONLY

Received by:_______________________________________________
By:_______________________________________________	AUTHORIZED SIGNER
Name:_____________________________________________	Date:_____________________________________________________
Title:______________________________________________
Verified:___________________________________________________
AUTHORIZED SIGNER
Date:_____________________________________________________

	Compliance Status:	Yes	No

EXHIBIT B – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:	Date: _____________________

LOAN PAYMENT:
RESPONSE BIOMEDICAL CORP.

From Account #	To Account #
(Deposit Account #)		(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

* Unless otherwise provided for an Advance bearing interest at LIBOR.

EXHIBIT C

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

BORROWER: RESPONSE BIOMEDICAL CORP.	DATE: February __, 2014

BANK:     SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.     I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.     Borrower’s exact legal name is set forth above. Borrower is a British Columbia corporation.

3.     Attached hereto are true, correct and complete copies of Borrower’s Notice of Articles and Articles (including amendments), as filed with the B.C. Registrar of Companies. Such Notice of Articles and Articles have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.     The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.     The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: Name: Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: Name: Title:

EXHIBIT D

PURCHASER CERTIFICATE

In addition to the covenants, representations and warranties contained in the Warrant, the undersigned covenants, represents and warrants to the Company that the undersigned understands that the Warrant is being issued pursuant to a prospectus exemption and the undersigned is:

1.      An “accredited investor”, as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”), by reason of the fact that the undersigned Investor is, as defined in NI 45-106 or National Instrument 14-101 Definitions (initial on the appropriate line or lines ):

_______	(a)	a Canadian financial institution, (1) or a Schedule III bank;

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(c)

a subsidiary of any person (2) referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(d)

a person (2) registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person (2) referred to in paragraph (d);

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets (3) having an aggregate realizable value that before taxes, but net of any related liabilities(4), exceeds $1,000,000;

_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

_______	(m)	a person (2), other than an individual or investment fund (5), that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

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_______	(n)	an investment fund (5) that distributes or has distributed its securities only to:

(i) a person (2) that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment], or 2.19 [additional investment in investment funds] of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

_______	(o)

an investment fund (5) that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account (6) managed by the trust company or trust corporation, as the case may be;

_______	(q)	a person (2) acting on behalf of a fully managed account (6) managed by that person, if that person:

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund (5);

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

_______	(t)

a person (2) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_______	(u)	an investment fund (5) that is advised by a person (2) registered as an adviser or a person that is exempt from registration as an adviser; or

_______	(v)	a person (2) that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

1.

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (b) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

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2.

For the purposes of National Instrument 45-106, and this Certificate the term “person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

3.

For the purposes of National Instrument 45-106 and this Certificate the term “financial assets” means (a) cash, (b) securities, or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

4.

For the purposes of National Instrument 45-106 and this Certificate the term “related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

5.

For the purposes of National Instrument 45-106, and this Certificate the term “investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC.

6.

For the purposes of National Instrument 45-106, and this Certificate the term “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

The statements made in this Certificate are true.

DATED _______________________________, 2014.

Authorized signatory

Name of Entity

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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